Exhibit 4.1

SPECIMEN COMMON STOCK COMMON STOCK FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.0000056 PAR VALUE PER SHARE, OF SemiLEDs Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile signatures of the Corporation's duly authorized officers. Dated: CHIEF EXECUTIVE OFFICER CHIEF FINANCIAL OFFICER COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (NEW YORK, N.Y.) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR STATEMENTS RELATING TO RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS, IF ANY CUSIP 816645 10 5 THIS CERTIFIES THAT IS THE RECORD HOLDER OF SLD